                                                                EXHIBIT 20.3
                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                   APRIL 1998




--------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                 NOVEMBER 1997                   DECEMBER 1997
--------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                   3,227,568,983                   3,266,157,732
ENDING PRINCIPAL BALANCE:               3,117,819,987                   3,151,997,850
ENDING NON-PRINCIPAL BALANCE:             109,748,996                     114,159,882

INVESTOR PERCENTAGE:                           46.74%                          47.43%

YIELD:                                     52,107,203     19.76%           60,662,553         23.35%

CHARGE-OFFS:                              (20,424,804)    -7.75%          (22,595,646)        -8.70%

NET YIELD: (YIELD - C/O)                   31,682,398     12.02%           38,066,908         14.65%
--------------------------------------------------------------------------------------------------------
SERIES 1996-1                           NOVEMBER 1997                   DECEMBER 1997
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance             1,115,151,821                   1,115,151,821
 Investor Percentage                           35.24%                          35.77%
 THREE-MONTH-AVG EXCESS SERVICING                          5.24%                5.75%

Yield:                                     18,364,056     19.76%           21,697,198         23.35%

 Charge-Offs                               (7,198,280)    -7.75%           (8,081,793)        -8.70%
 Certificate Interest                      (5,018,570)    -5.40%           (5,831,978)        -6.28%
 Servicing Fee                             (1,858,586)    -2.00%           (1,858,586)        -2.00%

EXCESS SERVICING:                           4,288,619      4.61%            5,924,841          6.38%
--------------------------------------------------------------------------------------------------------
SERIES 1996-2                           NOVEMBER 1997                   DECEMBER 1997
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance               363,636,975                     363,636,975
 Investor Percentage                           11.49%                          11.66%
 THREE-MONTH-AVG EXCESS SERVICING                          5.29%                               5.81%

Yield:                                      5,994,418     19.78%            7,081,539         23.37%

 Charge-Offs                               (2,347,269)    -7.75%           (2,635,371)        -8.70%
 Certificate Interest                      (1,859,431)    -6.14%           (1,763,926)        -5.82%
 Servicing Fee                               (606,062)    -2.00%             (606,062)        -2.00%

EXCESS SERVICING:                           1,181,657      3.90%            2,076,180          6.85%


--------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                 JANUARY 1998                     FEBRUARY 1998
--------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                      2,108,831,194                  2,085,013,434
ENDING PRINCIPAL BALANCE:                  2,023,905,268                  2,001,101,636
ENDING NON-PRINCIPAL BALANCE                  84,925,926                     83,911,798

INVESTOR PERCENTAGE:                              71.06%                         73.07%

YIELD:                                        36,423,038     21.00           36,225,165       21.48%

CHARGE-OFFS:                                  (8,698,807)    -5.02          (10,478,267)      -6.21%

NET YIELD: (YIELD - C/O)                      27,724,231     15.99           25,746,898       15.27%
--------------------------------------------------------------------------------------------------------
SERIES 1996-1                           JANUARY 1998                      FEBRUARY 1998
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance            1,115,151,821                     1,115,151,821
 Investor Percentage                          53.59%                            55.10%
 Three-Month-Avg Excess Servicing                             6.22                             7.35%

Yield:                                    19,517,597         21.00          19,959,708        21.48%

 Charge-Offs                              (4,661,330)        -5.02          (5,773,422)       -6.21%
 Certificate Interest                     (5,878,078)        -6.33          (4,882,257)       -5.25%
 Servicing Fee                            (1,858,586)        -2.00          (1,858,586)       -2.00%

Excess Servicing:                          7,119,603          7.66           7,445,443         8.01%
--------------------------------------------------------------------------------------------------------
SERIES 1996-2                           JANUARY 1998                      FEBRUARY 1998
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance              363,636,975                       363,636,975
 Investor Percentage                          17.47%                            17.97%
 THREE-MONTH-AVG EXCESS SERVICING                              6.30                             7.66%

Yield:                                     6,370,563          21.02          6,514,279         21.50%

 Charge-Offs                              (1,520,001)         -5.02         (1,882,640)        -6.21%
 Certificate Interest                     (1,771,968)         -5.85         (1,609,326)        -5.31%
 Servicing Fee                              (606,062)         -2.00           (606,062)        -2.00%

EXCESS SERVICING:                          2,472,532           8.16          2,416,251          7.97%

--------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                MARCH 1998               APRIL 1998
--------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                   2,084,155,460                     2,101,025,116
ENDING PRINCIPAL BALANCE:               2,004,851,422                     2,022,641,103
ENDING NON-PRINCIPAL BALANCE:              79,304,038                        78,384,012

INVESTOR PERCENTAGE:                           73.90%                            73.76%

YIELD:                                     41,595,765        24.94           38,256,572       22.90%

CHARGE-OFFS:                               (9,462,225)       -5.67           (8,630,229)      -5.17%

NET YIELD: (YIELD - C/O)                   32,133,540        19.27           29,626,343       17.73%
--------------------------------------------------------------------------------------------------------
SERIES 1996-1                           MARCH 1998                        APRIL 1998
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance             1,115,151,821                     1,115,151,821
 Investor Percentage                           55.73%                            55.62%
 THREE-MONTH-AVG EXCESS SERVICING                           9.01%                             9.75%

Yield:                                     23,180,029      24.94%            21,279,326      22.90%

 Charge-Offs                               (5,273,004)     -5.67%            (4,800,364)     -5.17%
 Certificate Interest                      (5,483,407)     -5.90%            (5,454,367)     -5.87%
 Servicing Fee                             (1,858,586)     -2.00%            (1,858,586)     -2.00%

EXCESS SERVICING:                          10,565,031      11.37%             9,166,009       9.86%
--------------------------------------------------------------------------------------------------------
SERIES 1996-2                                  MARCH 1998             APRIL 1998
--------------------------------------------------------------------------------------------------------
 Month-End Investor Balance             363,636,975                       363,636,975
 Investor Percentage                         18.17%                            18.14%
 THREE-MONTH-AVG EXCESS SERVICING                           9.16%                             9.78%

Yield:                                    7,564,991        24.96%           6,944,945        22.92%

 Charge-Offs                             (1,719,460)       -5.67%          (1,565,338)       -5.17%
 Certificate Interest                    (1,799,953)       -5.94%          (1,734,031)       -5.72%
 Servicing Fee                             (606,062)       -2.00%            (606,062)       -2.00%

EXCESS SERVICING:                         3,439,516        11.35%           3,039,514        10.03%

 Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance